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                        AMENDMENT TO RETENTION AGREEMENT

     This Amendment, dated as of November __, 1998 (this "Amendment") to the Retention Agreement dated as of October 15, 1998 (the "Retention Agreement"), is entered into between Marquette Medical Systems, Inc., a Wisconsin corporation (the "Company"), and Fred Robertson (the "Executive"). Capitalized terms not defined herein shall have the respective meanings set forth in the Retention Agreement.

     WHEREAS, the Company and the Executive desire to amend the Retention Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants in this Amendment, the parties hereby agree as follows:

     1. The third sentence of Section 2.2 of the Retention Agreement is hereby amended to read in its entirety as follows:

     "If the Executive remains continuously employed by the Company or by a company or other entity or organization within the Parent's medical systems business on a full-time basis for the period commencing at the Effective Time and ending on the second anniversary of the Effective Time (the date of such second anniversary being hereinafter called the "Second Anniversary Date"), the Company shall cause each Substitute Option held by the Executive on the Second Anniversary Date that is not then exercisable to become fully exercisable on and after the close of business on the Second Anniversary Date, subject to the terms of the Company Stock Option Plan and the agreement evidencing such Substitute Option."

     2. Section 3.3 of the Retention Agreement is hereby amended to read in its entirety as follows:

     "3.3  Vesting of Stock Options.

          (a) If the employment of the Executive is terminated by the Company without Cause or for death or Disability at any time following the
     Effective Time and prior to the First Anniversary Date, each Substitute Option shall continue in effect and shall continue to be exercisable upon the same terms and conditions (including the schedule for vesting) as were applicable to the option for which the Substitute Option was granted
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     immediately prior to the Effective Time, and on the Second Anniversary Date
     any Substitute Option not then exercisable held by the Executive will become fully exercisable. For the purposes of this Agreement, the date of the termination of the Executive's employment shall be deemed to be not later than the date of the commencement of the period for which the Company is obligated to make monthly severance payments pursuant to Section 3.2 hereof. This Agreement supersedes any provision of the Company Stock
     Option Plan (as it may be amended from time to time) inconsistent herewith.

          (b) If the employment of the Executive terminates (x) without Cause, for death or Disability prior to the First Anniversary Date or (y) for any reason at any time following the First Anniversary Date and prior to the Second Anniversary Date: (i) each Substitute Option held by the Executive on the date of such termination of employment that is then exercisable shall continue to be exercisable for 90 days following the date of such termination of employment and shall expire at the close of business on the 90th day following such termination of employment to the extent not exercised and (ii) each Substitute Option held by the Executive on the date of such termination of employment that is not then exercisable shall remain outstanding and shall continue to become exercisable in accordance with its original vesting schedule as it existed at the Effective Time (subject to any acceleration provided for in the third sentence of section 2.2 hereof) and if such Substitute Option shall become exercisable prior to the Second Anniversary Date, such Substitute Option shall continue to be exercisable for 90 days following the date on which it shall have become exercisable and shall expire at the close of business on the 90th day following the date on which it shall have become exercisable to the extent not exercised;
     (iii) each Substitute Option that becomes exercisable on the Second Anniversary Date shall continue to be exercisable for 90 days following the Second Anniversary Date and shall expire at the close of business on the 90th day following the Second Anniversary Date to the extent not exercised.

          (c) If the Executive (i) is terminated without Cause or for death or Disability prior to the First Anniversary Date, or (ii) shall have earned the right to receive the Retention Bonus provided for in Section 2.1 hereof in full

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     (whether or not the Executive continues thereafter to be employed by the
     Company or any affiliate thereof), at any time after the date such Executive's employment terminates (for purposes of clause (c)(i)) or the First Anniversary Date (for purposes of clause (c) (ii)), and prior to the Second Anniversary Date, the Executive may deliver a written notice to the Company requesting that the Company accelerate the exercisability of all or part of the Substitute Options that are then unexercisable, which notice shall describe in reasonable detail the circumstances upon which such request is based and be accompanied by a completed notice of option exercise in the form provided for in the Company Stock Option Plan with respect to the number of shares covered by such notice (the "Acceleration Request"). The Company shall notify the Executive, in writing, whether it has consented to such request (which consent shall not be unreasonably withheld or delayed) in light of the circumstances described in such request. If the Company consents to such request, such Substitute Options shall be deemed to have been exercised as of the date set forth on such written consent in the manner described in the Acceleration Request with respect to the number of shares covered by such Acceleration Request."

     All other provisions of the Retention Agreement not inconsistent herewith shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                       MARQUETTE MEDICAL SYSTEMS, INC.



                       By:  __________________________
                            Name:
                            Title:


                       EXECUTIVE


                       _______________________________

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